424B5

SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED October 26, 1998
(To Prospectus dated August 14, 1998)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



              Mortgage Pass-Through Certificates, Series 1998-19
                                 ------------





                                   The Class A-3 Certificates
----------------------------
The Class A-3                      o  This supplement relates to the offering
certificates represent                of the Class A-3 certificates of the
obligations of the trust              series referenced above.  This supplement
only and do not                       does not contain complete information
represent an interest in              about the offering of the Class A-3
or obligation of                      certificates.  Additional information is
CWMBS, Inc.,                          contained in the prospectus supplement
Countrywide Home                      dated October 26, 1998 prepared in
Loans, Inc. or any of                 connection with the offering of the
their affiliates.                     offered certificates of the series
                                      referenced above and in the prospectus of
This supplement may                   the depositor dated August 14, 1998.  You
be used to offer and sell             are urged to read this supplement, the
the offered certificates              prospectus supplement and the prospectus
only if accompanied by                in full.
the prospectus
supplement and the                 o  As of the December 26, 2000, the class
prospectus.                           certificate balance of the Class A-3
                                      certificates was approximately
----------------------------          $114,450,187.14.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 29, 2000

                               THE MORTGAGE POOL

         As of December 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 1,175 Mortgage Loans having an aggregate Stated Principal Balance of approximately $401,856,412.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                         As of December 1,
                                                               2000

          Total Number of Mortgage Loans.....................         1,175
          Delinquent Mortgage Loans and Pending Foreclosures
          at Period End (1)
              30-59 days.....................................         1.10%
              60-90 days.....................................         0.17%
              91 days or more (excluding pending
              foreclosures)..................................         0.08%
                                                                      -----
              Total Delinquencies............................         1.35%
                                                                      =====
          Foreclosures Pending...............................         0.00%
                                                                      -----
          Total Delinquencies and foreclosures pending.......         1.35%
                                                                      =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.398 billion at August 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:



                                                       At February 28, (29),                         Period
                                                                                                     Ended
                                                                                                   August 31,
                                        1997           1998            1999            2000           2000
                                        ----           ----            ----            ----           ----
Delinquent Mortgage Loans
     and Pending Foreclosures
     at Period End:
         30-59 days..............       0.65%          1.08%          1.03%           1.37%           1.33%
         60-89 days..............       0.15           0.16           0.18            0.22            0.26
         90 days or more
              (excluding pending
              foreclosures)......       0.16           0.16           0.12            0.16            0.17
                                        ----           ----           ----            ----            ----

         Total of delinquencies..       0.96%          1.40%          1.33%           1.75%           1.73%
                                        ====           ====           ====            ====            ====
Foreclosures pending.............       0.17%          0.17%          0.14%           0.16            0.23
                                        ====           ====           ====            ====            ====
Total delinquencies and
     foreclosures pending........       1.13%          1.57%          1.47%           1.92%           1.79%
                                        ====           ====           ====            ====            ====
Net Gains/(Losses) on liquidated
     loans (1) ..................  $(2,812,000)    $(2,662,000)   $(3,704,605)    $(3,076,240)    $(728,502)

Percentage of Net Gains/(Losses)
     on liquidated loans (1)(2) .     (0.032)%         (0.024)%       (0.028)%       (0.017)%       (0.004)%

Percentage of Net Gains/(Losses)
     on liquidated loans (based
     on average outstanding
     principal balance)(1) ......      (0.033)%       (0.027)%       (0.028)%        (0.018)%        (0.004)%

-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.0 billion at February 29, 2000 and to approximately $261.8 billion at August 31, 2000.



                                                 At February 28, (29),                 Period Ended
                                                                                        August 31,
                                         1997         1998       1999        2000          2000
                                         ----         ----       ----        ----          ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days.................      2.26%        2.68%       3.05%      3.40%       3.62%
         60-89 days.................      0.52         0.58        0.21       0.25        0.31
         90 days or more (excluding
              pending foreclosures).      0.66         0.65        0.29       0.32        0.80
                                          ----         ----        ----       ----        ----
         Total of delinquencies.....      3.44%        3.91%       3.55%      3.97%       4.42%
                                          ====         ====        ====       ====        ====
         Foreclosures pending.......      0.71%        0.45%       0.31%      0.39%       0.42%
                                          ====         ====        ====       ====        ====
         Total delinquencies and
              foreclosures pending..      4.15%        4.36%       3.86%      4.36%       4.84%
                                          ====         ====        ====       ====        ====


                   DESCRIPTION OF THE CLASS A-3 CERTIFICATES

         The Class A-3 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-3 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of December 26, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-3 Certificates was approximately $114,450,187.14 evidencing a beneficial ownership interest of approximately 28.48% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $381,108,627.59 and evidenced in the aggregate, a beneficial ownership interest of approximately 94.84% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $20,747,784.73 and evidenced in the aggregate, a beneficial ownership interest of approximately 5.16% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:


                                                                             Original Term to       Remaining Term to
   Principal Balance          Mortgage Rate          Net Mortgage Rate     Maturity (in months)    Maturity (in months)
  -----------------------    --------------------   --------------------   ----------------------  --------------------
         $379,155,114.87           7.269094184              7.000397457                    358                     332
          $22,701,297.03           6.688349054              6.424875541                    360                     334



(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-3 Certificates is $115,542,393.30, (ix) interest accrues on the Class A-3 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-3 Certificates is December 29, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiv) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% SPA assumes prepayment rates will be 0.55% per annum in month one, 1.1% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                           Class A-3
                                                      Percentages of SPA
          Distribution Date                0%      100%      275%      400%      500%
          -----------------                --      ----      ----      ----      ----
Initial Percent..................          76        76       75        74        74
December 25, 2001................          75        69       58        50        44
December 25, 2002................          74        62       44        32        23
December 25, 2003................          73        56       32        18         9
December 25, 2004................          71        51       23         9         1
December 25, 2005................          70        46       17         3         0
December 25, 2006................          68        41       12         0         0
December 25, 2007................          67        37        8         0         0
December 25, 2008................          65        34        5         0         0
December 25, 2009................          63        30        3         0         0
December 25, 2010................          61        27        1         0         0
December 25, 2011................          59        24        0         0         0
December 25, 2012................          57        21        0         0         0
December 25, 2013................          55        19        0         0         0
December 25, 2014................          52        16        0         0         0
December 25, 2015................          49        14        0         0         0
December 25, 2016................          46        12        0         0         0
December 25, 2017................          43        10        0         0         0
December 25, 2018................          40         8        0         0         0
December 25, 2019................          36         6        0         0         0
December 25, 2020................          32         4        0         0         0
December 25, 2021................          28         2        0         0         0
December 25, 2022................          24         1        0         0         0
December 25, 2023................          19         0        0         0         0
December 25, 2024................          14         0        0         0         0
December 25, 2025................           9         0        0         0         0
December 25, 2026................           3         0        0         0         0
December 25, 2027................           0         0        0         0         0
December 25, 2028................           0         0        0         0         0
                                            -         -        -         -         -
Weighted Average Life (years) **.        17.0       8.3      3.2       2.0       1.5



           --------------------------
           *   Rounded to the nearest whole percentage.
           ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0 and $0 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-3 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-3 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-3 Certificates are currently rated "AAA" by Duff & Phelps Credit Rating Company and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                   EXHIBIT 1

                                                       Mortgage Rates (1)
             --------------------------------------------------------------------------------------------------------
                        Mortgage Rates (%)              Number of   Aggregate Principal Balance      Percent of
                                                         Mortgage           Outstanding             Mortgage Pool
                                                          Loans                                          (%)
             --------------------------------------------------------------------------------------------------------
             6.375                                                1                  $350,340.07                0.09
             6.5                                                 10                $3,689,370.70                0.92
             6.625                                               10                $3,463,063.87                0.86
             6.75                                                44               $15,082,460.06                3.75
             6.875                                              108               $37,229,275.09                9.26
             7                                                  224               $75,717,704.06               18.84
             7.125                                              143               $49,802,844.02               12.39
             7.25                                               192               $66,030,685.26               16.43
             7.375                                              158               $53,633,260.63               13.35
             7.5                                                119               $42,076,076.70               10.47
             7.625                                               56               $17,286,210.94                 4.3
             7.75                                                60               $21,715,070.98                 5.4
             7.875                                               28                $9,370,815.85                2.33
             8                                                    7                $1,990,176.10                 0.5
             8.125                                                4                $1,017,782.65                0.25
             8.25                                                 8                $2,501,301.21                0.62
             8.375                                                1                  $358,630.85                0.09
             8.5                                                  2                  $541,342.86                0.13
                                                       --------------------------------------------------------------
               Total                                          1,175              $401,856,411.90                 100
                                                       ==============================================================

             (1) The Lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is approximately 6.977%. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.297% per annum.

                                          Current Mortgage Loan Principal Balances (1)
             --------------------------------------------------------------------------------------------------------
                   Current Mortgage Loan Amounts        Number of   Aggregate Principal Balance      Percent of
                                                         Mortgage           Outstanding             Mortgage Pool
                                                          Loans                                          (%)
              $ 0.00  to   $ 50,000                               1                   $38,319.08                0.01
              $ 50,000.01 to $100,000                             8                  $586,836.68                0.15
              $100,000.01 to $150,000                            13                $1,571,285.25                0.39
              $150,000.01 to $200,000                            12                $2,129,372.53                0.53
              $200,000.01 to $250,000                           199               $47,442,536.15               11.81
              $250,000.01 to $300,000                           355               $97,135,634.36               24.17
              $300,000.01 to $350,000                           205               $66,105,613.14               16.45
              $350,000.01 to $400,000                           144               $53,704,130.68               13.36
              $400,000.01 to $450,000                            72               $30,459,061.59                7.58
              $450,000.01 to $500,000                            60               $28,696,716.78                7.14
              $500,000.01 to $550,000                            24               $12,593,032.89                3.13
              $550,000.01 to $600,000                            23               $13,244,893.35                 3.3
              $600,000.01 to $650,000                            17               $10,587,609.73                2.63
              $650,000.01 to $700,000                             6                $4,065,128.99                1.01
              $700,000.01 to $750,000                             6                $4,338,737.06                1.08
              $750,000.01 to $1,000,000                          28               $24,735,304.76                6.16
             $1,500,000.01 to $2,000,000                          1                $1,978,093.43                0.49
             > $2,000,000                                         1                $2,444,105.45                0.61
                                                       --------------------------------------------------------------
               Total                                          1,175              $401,856,411.90                 100
                                                       ==============================================================

             (1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $342,005.00.


                   Documentation Program for Mortgage Loans
      ---------------------------------------------------------------------------------------------------------
                   Type of Program                Number of   Aggregate Principal Balance      Percent of
                                                   Mortgage           Outstanding             Mortgage Pool
                                                    Loans                                          (%)
      ---------------------------------------------------------------------------------------------------------
      Full/Alternative                                    853              $291,723,972.34               72.59
      Reduced                                             172               $59,851,730.51               14.89
      No Income/No Asset                                 1025              $351,575,702.85               87.48
      Streamlined                                          26                $8,688,096.52                2.16
                                                 --------------------------------------------------------------
        Total                                           1,175              $401,856,411.90                 100
                                                 ==============================================================

                         Types of Mortgaged Properties
                    Property Type                 Number of   Aggregate Principal Balance      Percent of
                                                   Mortgage           Outstanding             Mortgage Pool
                                                    Loans                                          (%)
      Single Family                                       844              $289,779,358.11               72.11
      Condominium                                          32               $10,830,531.31                 2.7
      High Rise Condo                                       2                  $692,211.47                0.17
      2-4 Family                                           25                $8,185,717.62                2.04
      Planned Unit Development                            272               $92,368,593.39               22.99
        Total                                           1,175              $401,856,411.90                 100


                       Original Loan-to-Value Ratios (1)
          Original Loan-to-Value Ratios (%)       Number of   Aggregate Principal Balance      Percent of
                                                   Mortgage           Outstanding             Mortgage Pool
                                                    Loans                                          (%)
        0.01-50                                            67               $26,752,601.73                6.66
       50.01-55                                            29               $12,770,312.19                3.18
       55.01-60                                            42               $16,980,370.52                4.23
       60.01-65                                            63               $26,994,959.66                6.72
       65.01-70                                           109               $42,371,076.18               10.54
       70.01-75                                           160               $54,698,567.47               13.61
       75.01-80                                           616              $196,296,226.36               48.85
       80.01-85                                             7                $2,103,538.93                0.52
       85.01-90                                            56               $16,217,923.69                4.04
       90.01-95                                            26                $6,670,835.17                1.66
                                                 --------------------------------------------------------------
                                                        1,175              $401,856,411.90                 100
                                                 ==============================================================

      (1) The weighted average Reference Loan-to-Value Ratio of the Mortgage
Loans is approximately 67.21%.

                              Occupancy Types (1)
      ---------------------------------------------------------------------------------------------------------
                    Occupancy Type                Number of   Aggregate Principal Balance      Percent of
                                                   Mortgage           Outstanding             Mortgage Pool
                                                    Loans                                          (%)
      ---------------------------------------------------------------------------------------------------------
      Primary Residence                                 1,127              $387,221,935.97               96.36
      Investor Property                                    22                $6,254,973.45                1.56
      Second Residence                                     26                $8,379,502.48                2.09
                                                 --------------------------------------------------------------
        Total                                           1,175              $401,856,411.90                 100
                                                 ==============================================================

      (1) Based Upon representations of the related mortgagors at the time of origination.




                                State Distributions of Mortgaged Properties
        ---------------------------------------------------------------------------------------------------------
                          State                    Number of    Aggregate Principal Balance      Percent of
                                                    Mortgage            Outstanding             Mortgage Pool
                                                     Loans                                           (%)
        ---------------------------------------------------------------------------------------------------------
        Alaska                                               2                   $870,439.16                0.22
        Alabama                                              5                 $1,428,692.73                0.36
        Arkansas                                             2                   $634,908.22                0.16
        Arizona                                             11                 $2,718,050.96                0.68
        California                                         569               $201,537,629.88               50.15
        Colorado                                            67                $26,710,649.09                6.65
        Connecticut                                         11                 $4,331,764.23                1.08
        District of Columbia                                 1                   $267,490.32                0.07
        Florida                                             24                 $6,418,005.57                 1.6
        Georgia                                             31                 $9,858,329.28                2.45
        Hawaii                                              15                 $5,540,768.74                1.38
        Iowa                                                 2                   $484,995.96                0.12
        Idaho                                                1                   $687,371.70                0.17
        Illinois                                            31                 $9,719,856.78                2.42
        Indiana                                              7                 $2,519,525.44                0.63
        Kansas                                               4                 $1,010,185.14                0.25
        Kentucky                                             1                   $274,153.21                0.07
        Louisiana                                            3                   $989,158.18                0.25
        Massachusetts                                       32                $11,545,763.84                2.87
        Maryland                                            24                 $6,597,388.58                1.64
        Michigan                                            30                 $9,566,890.92                2.38
        Minnesota                                            9                 $3,171,535.09                0.79
        Missouri                                            10                 $3,215,094.79                 0.8
        Montana                                              2                   $605,762.20                0.15
        North Carolina                                       8                 $3,224,891.90                 0.8
        New England                                          1                   $420,735.37                 0.1
        New Hampshire                                        2                   $664,268.61                0.17
        New Jersey                                          36                $10,648,229.60                2.65
        New Mexico                                           6                 $1,543,477.75                0.38
        Nevada                                               4                 $2,056,969.87                0.51
        New York                                            13                 $4,437,030.18                 1.1
        Ohio                                                 5                 $2,118,356.15                0.53
        Oklahoma                                             4                 $1,015,110.66                0.25
        Oregon                                               7                 $2,051,951.25                0.51
        Pennsylvania                                        24                 $8,120,490.42                2.02
        Rhode Island                                         2                   $574,574.04                0.14
        South Carolina                                       4                   $784,431.02                 0.2
        Tennessee                                           11                 $3,874,558.30                0.96
        Texas                                               61                $19,483,650.58                4.85
        Utah                                                17                 $5,627,048.05                 1.4
        Virginia                                            28                 $8,381,470.48                2.09
        Washington                                          34                $11,033,963.42                2.75
        Wisconsin                                            3                   $966,115.49                0.24
        Wyoming                                             11                 $4,124,678.75                1.03
                                                  ---------------------------------------------------------------
          Total                                           1175               $401,856,411.90                 100
                                                  ===============================================================





                                            Remaining Terms to Maturity (1)
        ---------------------------------------------------------------------------------------------------------
             Remaining Term to Maturity (Months)     Number of    Aggregate Principal Balance      Percent of
                                                      Mortgage            Outstanding             Mortgage Pool
                                                       Loans                                           (%)
        ---------------------------------------------------------------------------------------------------------
                                              214            4                 $1,078,143.83                0.27
                                              273            3                   $823,907.70                0.21
                                              274            7                 $2,601,202.60                0.65
                                              285            1                   $352,895.63                0.09
                                              313            1                   $329,984.84                0.08
                                              325            2                   $786,365.06                 0.2
                                              327            3                   $777,256.02                0.19
                                              328            4                 $1,233,307.18                0.31
                                              329           10                 $4,229,197.17                1.05
                                              330           12                 $4,046,207.99                1.01
                                              331           15                 $4,779,718.52                1.19
                                              332           50                $16,756,292.53                4.17
                                              333          366               $132,945,635.19               33.08
                                              334          684               $226,310,682.58               56.32
                                              335            8                 $2,731,359.33                0.68
                                                  ---------------------------------------------------------------
                                                          1175               $401,856,411.90                 100
                                                  ===============================================================



        (1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 149 months.


                                               Purpose of Mortgage Loans
        ---------------------------------------------------------------------------------------------------------
                      Loan Purpose                 Number of    Aggregate Principal Balance      Percent of
                                                    Mortgage            Outstanding             Mortgage Pool
                                                     Loans                                           (%)
        ---------------------------------------------------------------------------------------------------------
        Purchase                                           661               $220,566,277.24               54.89
        Construction                                         4                 $1,146,812.64                0.29
        Construction to Permanent                           16                 $6,935,151.11                1.73
        Refinance (rate/term)                              336               $120,259,276.93               29.93
        Refinance (cash out)                               158                $52,948,893.98               13.18
                                                  ---------------------------------------------------------------
                                                         1,175               $401,856,411.90                 100
                                                  ===============================================================

                                   EXHIBIT 2

                             Payment Date: 12/25/00


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1998-19
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1                  0.00    6.500000%             0.00          0.00            0.00       0.00       0.00
                        A2        147,967,586.54    6.500000%     1,614,611.03    801,491.09    2,416,102.13       0.00       0.00
                        A3        115,542,393.40    6.500000%     1,092,206.26    625,854.63    1,718,060.89       0.00       0.00
                        A4         21,949,376.65    6.500000%       207,484.42    118,892.46      326,376.88       0.00       0.00
                        A5         13,261,563.00    7.717500%             0.00     85,288.43       85,288.43       0.00       0.00
                        A6          8,487,400.00    7.000000%             0.00     49,509.83       49,509.83       0.00       0.00
                        A7          5,289,000.00    6.500000%             0.00     28,648.75       28,648.75       0.00       0.00
                        A8          7,395,000.00    6.500000%             0.00     40,056.25       40,056.25       0.00       0.00
                        A9            755,000.00    6.500000%             0.00      4,089.58        4,089.58       0.00       0.00
                        A10         4,700,000.00    6.750000%             0.00     26,437.50       26,437.50       0.00       0.00
                        A11         4,700,000.00    6.250000%             0.00     24,479.17       24,479.17       0.00       0.00
                        A12         3,713,237.00    1.008927%             0.00      3,121.99        3,121.99       0.00       0.00
                        A13        50,000,000.00    6.500000%             0.00    270,833.33      270,833.33       0.00       0.00
                        PO            262,805.42    0.000000%           432.71          0.00          432.71       0.00       0.00
                        X         382,056,151.48    0.502015%             0.00    159,831.56      159,831.56       0.00       0.00
Residual                AR                  0.00    6.500000%             0.00          0.00            0.00       0.00       0.00
                        M           9,782,508.38    6.500000%         9,827.99     52,988.59       62,816.58       0.00       0.00
                        B1          4,646,691.38    6.500000%         4,668.30     25,169.58       29,837.88       0.00       0.00
                        B2          2,201,064.28    6.500000%         2,211.30     11,922.43       14,133.73       0.00       0.00
                        B3          1,711,938.67    6.500000%         1,719.90      9,273.00       10,992.90       0.00       0.00
                        B4          1,222,813.04    6.500000%         1,228.50      6,623.57        7,852.07       0.00       0.00
                        B5          1,203,634.16    6.500000%         1,209.19      6,519.69        7,728.88       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        404,792,011.92     -            2,935,599.60  2,351,031.43    5,286,631.03     -          -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1                  0.00              0.00
                                A2        146,352,975.51              0.00
                                A3        114,450,187.14              0.00
                                A4         21,741,892.23              0.00
                                A5         13,261,563.00              0.00
                                A6          8,487,400.00              0.00
                                A7          5,289,000.00              0.00
                                A8          7,395,000.00              0.00
                                A9            755,000.00              0.00
                                A10         4,700,000.00              0.00
                                A11         4,700,000.00              0.00
                                A12         3,713,237.00              0.00
                                A13        50,000,000.00              0.00
                                PO            262,372.71              0.00
                                X         379,155,114.83              0.00
Residual                        AR                  0.00              0.00
                                M           9,772,680.39              0.00
                                B1          4,642,023.08              0.00
                                B2          2,198,852.98              0.00
                                B3          1,710,218.77              0.00
                                B4          1,221,584.54              0.00
                                B5          1,202,424.97              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        401,856,412.32     -
--------------------------------------------------------------------------------

                             Payment Date: 12/25/00


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1998-19
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1              0.00     6.500000% 12669AR22     0.000000      0.000000      0.000000
                           A2    147,967,586.54     6.500000% 12669AR30     8.051678      3.996844    729.827186
                           A3    115,542,393.40     6.500000% 12669AR48     7.228415      4.142017    757.451652
                           A4     21,949,376.65     6.500000% 12669AR55     8.277524      4.743176    867.385791
                           A5     13,261,563.00     7.717500% 12669AR63     0.000000      6.431250  1,000.000000
                           A6      8,487,400.00     7.000000% 12669AR71     0.000000      5.833333  1,000.000000
                           A7      5,289,000.00     6.500000% 12669AR89     0.000000      5.416667  1,000.000000
                           A8      7,395,000.00     6.500000% 12669AR97     0.000000      5.416667  1,000.000000
                           A9        755,000.00     6.500000% 12669AS21     0.000000      5.416667  1,000.000000
                           A10     4,700,000.00     6.750000% 12669AS39     0.000000      5.625000  1,000.000000
                           A11     4,700,000.00     6.250000% 12669AS47     0.000000      5.208333  1,000.000000
                           A12     3,713,237.00     1.008927% 12669AS54     0.000000      0.840772  1,000.000000
                           A13    50,000,000.00     6.500000% 12669AS62     0.000000      5.416667  1,000.000000
                           PO        262,805.42     0.000000% 12669AS70     1.518581      0.000000    920.790168
                           X     382,056,151.48     0.502015% 12669AS88     0.000000      0.336035    797.147220
Residual                   AR              0.00     6.500000% 12669AS96     0.000000      0.000000      0.000000
                           M       9,782,508.38     6.500000% 12669AT20     0.982450      5.296975    976.920646
                           B1      4,646,691.38     6.500000% 12669AT38     0.982450      5.296975    976.920645
                           B2      2,201,064.28     6.500000% 12669AT46     0.982450      5.296975    976.920643
                           B3      1,711,938.67     6.500000% 12669AU69     0.982450      5.296975    976.920642
                           B4      1,222,813.04     6.500000% 12669AU77     0.982450      5.296975    976.920633
                           B5      1,203,634.16     6.500000% 12669AU85     0.966977      5.213728    961.567340
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     404,792,011.92       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1998-19
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                           Total
                                           -----
Prin balance       401,856,411.90   401,856,411.90
Loan count                   1183             1183
Avg loan rate           7.237940%             7.24
Prepay amount        2,528,891.29     2,528,891.29

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                           Total
                                           -----
Master serv fees        82,108.72        82,108.72
Sub servicer fees        3,151.23         3,151.23
Trustee fees             3,035.94         3,035.94


Agg advances                  N/A              N/A
Adv this period         31,318.42        31,318.42

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                           Total
                                           -----
Realized losses              0.00             0.00
Cumulative losses       19,470.56        19,470.56

Coverage Amounts                           Total
----------------                           -----
Bankruptcy                   0.00             0.00
Fraud                        0.00             0.00
Special Hazard               0.00             0.00


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior          100.000000%           100.000000%            404,792,011.92
   -----------------------------------------------------------------------------
   Junior            0.000000%             0.000000%                      0.00
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                          13                 3,546,637.28
60 to 89 days                           2                   450,723.22
90 or more                              1                   431,560.75
Foreclosure                             1                    38,355.10

Totals:                                17                 4,467,276.35
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            5,286,631.03          5,286,631.03
Principal remittance amount            2,935,599.60          2,935,599.60
Interest remittance amount             2,351,031.43          2,351,031.43